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                                                               Exhibit 10(a)(2)

                                 FIRST AMENDMENT
                              UTILICORP UNITED INC.
                            CAPITAL ACCUMULATION PLAN

     THIS AMENDMENT is made by UtiliCorp United Inc. (the "Company").

     WHEREAS, the Company adopted the UtiliCorp United Inc. Capital Accumulation Plan (the "Plan") effective as of January 1, 1995, to provided specified benefits to a select group of management and highly compensated employees; and

     WHEREAS, the Plan was most recently amended and restated in its entirety effective as of January 1, 2001 (the "Restated Plan"), and the Company desires to adopt a clarifying amendment as hereinafter set forth.

     NOW, THEREFORE, the Restated Plan is amended as follows:

     A.   Section 4.1 is amended to read in its entirety as follows:

     4.1  SHORT TERM PAY-OUT.

          (a) In connection with each Participant's deferral election for a Plan Year, such Participant may elect to receive a "Short Term Pay-Out" of his or her Deferral Contributions attributable to such Plan Year. Subject to the Deduction Limitation and the other terms and conditions of this Plan, each Short Term Pay-Out benefit shall be paid in a lump sum as soon as reasonably practicable (which will normally be within 60 days) after the last day of any Plan Year designated by the Participant that is at least one (1) Plan Year after the Plan Year during which such Deferral Contributions were made. By way of example, if a one (1) year Short Term Pay-Out is elected for Deferral Contributions that are deferred during the Plan Year commencing January 1, 2001, the one (1) year Short Term Pay-Out would become payable as soon as reasonably practicable on or after December 31, 2002.

          (b) ELECTION TO DEFER SHORT TERM PAY-OUT. At any time after a Short Term Pay-Out is elected, but in no event later than the earlier of (I) six
     (6) months before the scheduled Short Term Pay-Out date or (II) December 31 of the calendar year preceding the calendar year during which the scheduled Short Term Pay-Out date occurs, the Participant may irrevocably elect to extend his or her scheduled payment date to a subsequent pay-out date, in which case, the Participant's Deferral Contributions attributable to such election shall be paid, subject to the Deduction Limitation, in a single lump sum as soon as reasonably practicable (which will normally be within 60 days) after such extended pay-out date.

          (c) PAYMENT OF HYPOTHETICAL EARNINGS ATTRIBUTABLE TO SHORT TERM PAY-OUTS. A Participant's Short Term Pay-Out benefit attributable to any Plan Year shall be inclusive of any hypothetical investment gains or losses credited in accordance with Section 3.5 on his or her Deferral Contributions for such Plan Year.

          (d) OTHER BENEFITS TAKE PRECEDENCE OVER SHORT TERM PAY-OUTS. Should an event occur that triggers a benefit under Article 5, 6, 7 or 8, any Deferral Contributions that are subject to a Short Term Pay-Out election under this Section 4.1 shall not be paid in accordance with this Section
     4.1 but shall be paid in accordance with the other applicable Article.

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     B.   Section 5.2 is amended to read in its entirety as follows:

          5.2 PAYMENT OF RETIREMENT BENEFIT. A Participant in connection with his or her commencement of participation in the Plan, shall elect to receive his or her Retirement Benefit in a lump sum or pursuant to a Quarterly Installment Method over 2 to 15 years. The Participant may annually change his or her election to an alternative pay-out method by submitting a new election form to the Committee, PROVIDED, HOWEVER, the Committee will only honor a Participant's new election if it is submitted to the Committee prior to the earlier of (I) six (6) months before the Participant's Retirement date or (II) December 31 of the calendar year preceding the calendar year during which the Participant Retires. In the event that a Participant Retires before his or her attainment of age 62, the Participant may file a written request with the Committee requesting that a lump sum payment not be made, or installment payments not commence, until after the Participant reaches age sixty-five (65), provided that any such election form is accepted by the Committee in its sole discretion and submitted prior to the earlier of (I) six (6) months before the Participant's Retirement date or (II) December 31 of the calendar year preceding the calendar year during which the Participant Retires. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a single lump sum. The lump sum payment shall be made, or installment payments shall commence, as soon as reasonably practicable (which will normally occur within 60 days) following the date the Participant Retires. Any payment made shall be subject to the Deduction Limitation.

     C. This Amendment is effective as of January 1, 2001. Except as set forth herein, all other provisions of the Plan shall remain in effect.

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                                 SIGNATURE PAGE

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 30th day of January, 2001.

                                       UTILICORP UNITED INC.


                                       By: /s/ Dale J. Wolf

                                       Title: Vice President

ATTEST:

By:  /s/   Nancy J. Browning
     Assistant Secretary